UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 23, 2012

Date of Report (Date of earliest event reported)

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

NEVADA	001-31791	04-3562325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

(Address of principal executive offices) (Zip Code)

(617) 559-0033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 23, 2012, the Board of Directors (the “Board”) of Galectin Therapeutics Inc. appointed Kevin D. Freeman, a current Board member, to the Audit Committee of the Board. Mr. Freeman was determined to be an independent director pursuant to the NASDAQ Listing Rules for purposes of his appointment to the Audit Committee. With the appointment of Mr. Freeman, the Audit Committee of the Board contains three members, each of whom is an independent director pursuant to the NASDAQ Listing Rules.

Mr. Freeman, Certified Financial Advisor, age 50, became a director of the Board on May 26, 2011. He is currently a registered investment adviser and Chief Executive Officer of Freeman Global Investment Counsel, an investment advisory firm founded in 2004 and operating under Cross Consulting Services LLC, where he serves as President. Formerly he was Chairman of Separate Account Services, Inc. and held several offices at Franklin Templeton Investment Services. He holds a B.S. in business administration from University of Tulsa, Tulsa, Oklahoma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALECTIN THERAPEUTICS INC.

By:	/s/ Anthony D. Squeglia
Anthony D. Squeglia Chief Financial Officer

Date: February 27, 2012